EXHIBIT 10.3

EXECUTION VERSION

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Intercreditor Agreement”), dated as of July 30, 2021, is by and among BAY COAST BANK, as agent for the First Lien Lenders (as hereinafter defined) (in such capacity, “First Lien Agent” as hereinafter further defined), and TMI TRUST COMPANY, as collateral agent under (i) the Indenture (as hereinafter defined) for the other Notes Secured Parties (as hereinafter defined) and (ii) each Accession Agreement (as hereinafter defined) entered into after the date hereof for the Pari Passu Indebtedness Secured Parties (as hereinafter defined) identified therein and related Supplement (as hereinafter defined) hereto (together with its successors and assigns, in such capacity, “Second Lien Agent” as hereinafter further defined).

RECITALS:

A.              First Lien Agent and the other First Lien Lenders have entered into one or more financing arrangements with Borrower (as hereinafter defined), pursuant to which the First Lien Lenders have made and may, upon certain terms and conditions, continue to make loans and provide other financial accommodations to Borrower secured by liens on and security interests in substantially all of the assets and properties of Borrower and the other Obligors (as defined herein).

B.              The Issuer (as hereinafter defined), the other Obligors named therein and TMI Trust Company, as trustee and collateral agent, have entered into the Indenture, pursuant to which Issuer has issued, and the Noteholders have purchased, the Notes (as hereinafter defined), which Notes are secured by liens on and security interests in substantially all of the assets and properties of the Issuer and the other Obligors.

C.              The First Lien Agent, the Borrower and the other Obligors have entered into the First Lien Credit Agreement (as hereinafter defined).

D.              First Lien Agent, on behalf of itself and the other First Lien Lenders, and Second Lien Agent, on behalf of itself and the other Second Lien Creditors, enter into this Intercreditor Agreement to (i) confirm the relative priorities of the Liens (as defined herein) of First Lien Agent, on behalf of itself and the First Lien Lenders, and Second Lien Agent, on behalf of itself and the other Second Lien Creditors, in the assets and properties of Borrower and the other Obligors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

In consideration of the mutual benefits accruing to First Lien Agent, the First Lien Lenders, Second Lien Agent and the other Second Lien Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.     DEFINITIONS

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

1.1  “Agreements” shall mean, collectively, the First Lien Loan Agreements and the Second Lien Documents.

1.2  “Accession Agreement” shall mean an accession agreement, if any, to the Second Lien Documents, entered into by the Issuer, the other Obligors, the agent, trustee or other representative for the holders of any Pari Passu Indebtedness and the Second Lien Agent from time to time.

1.3  “Banking Services” shall mean each and any of the following bank services provided to Borrower or any other Obligor by any Cash Management Creditor: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, netting and interstate depository network services).

1.4  “Banking Services Obligations” of Borrower and the other Obligors shall mean any and all obligations of Borrower or the other Obligors, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

1.5  “Bankruptcy Law” means any of the U.S. Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable bankruptcy, insolvency, winding-up, dissolution, restructuring, receivership, arrangement, liquidation, reorganization or similar law of any jurisdiction providing relief from or otherwise affecting the rights of creditors.

1.6  “Borrower” shall collectively mean CURO Financial Technologies Corp., a Delaware corporation, and CURO Intermediate Holdings Corp., a Delaware corporation, jointly and severally, and their successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on their behalf or on behalf of any of their successors or assigns.

1.7  “Cash Management Creditor” shall mean any First Lien Lender party to the First Lien Credit Agreement or any Affiliate (as defined in the First Lien Credit Agreement) thereof that provides Banking Services to Borrower or any other Obligor.

1.8  “Collateral” shall mean all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, whether now owned or hereafter acquired, of Borrower or any other Obligor in which a security interest is granted (or purported to be granted) under any of the Agreements.

1.9  “Creditors” shall mean, collectively, First Lien Agent, the First Lien Lenders, Second Lien Agent, Trustee and the other Second Lien Creditors, and their respective successors and assigns, being sometimes referred to herein individually as a “Creditor.”

1.10         “Default” shall mean a “Default” or an “Event of Default” or similar term, as such terms are defined in the First Lien Credit Agreement, and a “Default” or an “Event of Default” or similar term, as such terms are defined in the Indenture or any Pari Passu Payment Lien Document, so long as any such Agreement is in effect.

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1.11         “Enforcement Action” shall mean the exercise of any rights and remedies in respect of Collateral securing the First Lien Obligations or the Second Lien Obligations by the applicable Creditor or Creditors including, without limitation, (a) any action by any Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Creditor to take possession of, sell or otherwise realize (judicially or nonjudicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by any Creditor of any legal proceedings against Borrower or any other Obligor or with respect to any Collateral to facilitate the actions described in clauses (a) and (b) above.

1.12         “First Lien Agent” shall mean, initially, Bay Coast Bank, in its capacity as agent for the First Lien Lenders under the First Lien Credit Agreement, and its successors and assigns acting in a similar capacity under the First Lien Credit Agreement, and shall include any successor “First Lien Agent” designated pursuant to Section 4.3(a).

1.13         “First Lien Credit Agreement” shall mean, initially, the Revolving Loan Agreement, dated as of September 1, 2017, by and among the Borrower, First Lien Agent and certain other First Lien Lenders party thereto, as amended by that certain First Amendment to Revolving Loan Agreement, dated February 26, 2018, that certain Second Amendment to Revolving Loan Agreement, dated August 27, 2018, that certain Third Amendment to Revolving Loan Agreement, dated November 9, 2018, that certain Fourth Amendment to Revolving Loan Agreement, dated June 30, 2019, that certain Fifth Amendment to Revolving Loan Agreement, dated April 30, 2020, that certain Sixth Amendment to Revolving Loan Agreement, dated January 29, 2021, that certain Seventh Amendment to Revolving Loan Agreement, dated June 30, 2021, and that certain Eighth Amendment to Revolving Loan Agreement, dated on or before August 10, 2021, and as the same may be further amended, modified, supplemented, extended, replaced, renewed, refinanced or restated (in each case, whether or not upon termination and whether with the original lenders, institutional investors or otherwise, including through the issuance of debt securities) from time to time in accordance with the terms of this Intercreditor Agreement, and shall include any new “First Lien Credit Agreement” designated pursuant to Section 4.3(a).

1.14         “First Lien Default” shall mean a Default under the First Lien Credit Agreement.

1.15         “First Lien Lenders” shall mean, collectively, (i) First Lien Agent, (ii) Bay Coast Bank, in its capacity as a lender under the First Lien Credit Agreement and each of the other lenders now or hereafter party to the First Lien Credit Agreement from time to time, (iii) all Hedging Creditors, (iv) all Cash Management Creditors, and (v) in each case in respect of preceding clauses (i) through (iv), their respective successors and assigns , and shall include any new “First Lien Lenders” designated pursuant to Section 4.3(a).

1.16         “First Lien Loan Agreements” shall mean, collectively, (i) the First Lien Credit Agreement, (ii) all agreements, confirmations and other documents entered into or evidencing any Hedging Transaction, (iii) all agreements and other documents entered into or evidencing any Banking Services and (iv) all other agreements, documents, notes, guaranties, collateral documents and instruments at any time executed and/or delivered by Borrower or any other Obligor with, to or in favor of First Lien Agent and/or the First Lien Lenders in connection therewith or related thereto, including all “Facility Documents” or any similar term as defined in the First Lien Credit Agreement, as all of the foregoing now exist or may hereafter be amended, modified,

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supplemented, extended, replaced, renewed, refinanced or restated from time to time (in each case, whether or not upon termination and whether with the original lenders, institutional investors or otherwise, including through the issuance of debt securities), and shall include any new “First Lien Loan Agreement” designated pursuant to Section 4.3(a).

1.17         “First Lien Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any other Obligor (including, without limitation, Hedging Obligations and Banking Services Obligations) to First Lien Agent and the First Lien Lenders evidenced by or arising under any of the First Lien Loan Agreements, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including (without limitation) principal, premium, interest, reimbursement, obligations, charges, fees, obligations to post cash collateral, costs, indemnities and expenses (including, without limitation, attorneys’ and consultant fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of any of the First Lien Loan Agreements or after the commencement of any Insolvency Proceeding with respect to Borrower or any other Obligor (and including, without limitation, the payment of interest, fees and expenses which would accrue and become due but for the commencement of such Insolvency Proceeding at the applicable rate provided for in the respective First Lien Loan Agreements, whether or not such interest, fees or expenses is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding, provided that, for purposes of this Intercreditor Agreement, the term “First Lien Obligations” shall not include the principal amount of loans, the face amount of letter of credit accommodations, Hedging Obligations and Banking Services Obligations in excess of the Maximum First Lien Obligations. The foregoing limitation shall not apply to, and the term “First Lien Obligations” shall include, obligations consisting of interest and fees, costs or expenses (except for that portion of interest and fees attributable to the portion of the First Lien Obligations that exceeds the Maximum First Lien Obligations), in each case whether or not charged by First Lien Agent and/or the other First Lien Lenders to any loan account of Borrower maintained by First Lien Agent pursuant to the First Lien Credit Agreement.

1.18         “First Priority Claims” shall have the meaning set forth in the Indenture.

1.19         “Hedging Creditor” shall mean any First Lien Lender party to the First Lien Credit Agreement or any Affiliate (as defined in the First Lien Credit Agreement) thereof, including any First Lien Lender party to the First Lien Credit Agreement or any Affiliate thereof at the time that the respective Hedging Transaction was entered into (even if the respective First Lien Lender subsequently ceases to be a First Lien Lender under the First Lien Credit Agreement for any reason).

1.20         “Hedging Obligations” of Borrower or any other Obligor shall mean any and all obligations of such Obligor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Hedging Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions.

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1.21         “Hedging Transaction” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered by Borrower or any other Obligor with a Hedging Creditor which is an interest rate protection agreement, interest rate, swap, cap, collar or floor agreement, foreign currency exchange agreements or other interest rate or currency management device used to manage interest rate risk or exchange rate risk.

1.22         “Indenture” shall mean the Indenture, dated as of July 30, 2021, among the Issuer, the other Obligors named therein, the Second Lien Agent and Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated in accordance with the terms of this Intercreditor Agreement.

1.23         “Indenture Documents” shall mean the Indenture, the Notes and all agreements, documents, collateral documents, guaranties and instruments at any time executed and/or delivered by the Issuer or any other Obligor with, to or in favor of the Second Lien Creditors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise).

1.24         “Indenture Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer or any other Obligor to the Notes Secured Creditors (as defined in the Indenture) evidenced by or arising under the Indenture Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including, without limitation, principal, interest, premium, if any, charges, fees, costs, indemnities and expenses (including, without limitation, attorneys’ and consultant fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Indenture Documents or after the commencement of any Insolvency Proceeding with respect to the Issuer or any other Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding.

1.25         “Insolvency Proceeding” shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect (including any Bankruptcy Laws), or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of with respect to any Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, (b) any liquidation, dissolution, reorganization or winding up of such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors undertaken under any law.

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1.26         “Issuer” shall mean CURO Group Holdings Corp., a Delaware corporation, and its successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on its behalf or on behalf of any of its successors or assigns.

1.27         “Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

1.28         “Maximum First Lien Obligations” shall mean the aggregate outstanding principal amount of Indebtedness under Credit Facilities (each as defined in the Indenture (as in effect on the date hereof)) incurred pursuant to the First Lien Credit Agreement not to exceed the amount permitted to be incurred pursuant to clause (i) of the definition of “Permitted Debt” contained in the Indenture (as in effect on the date hereof).

plus (A) the aggregate amount of exposure that the First Lien Lenders have in respect of Banking Services Obligations then provided or outstanding that constitute First Priority Claims,

plus (B) the Swap Termination Value of any Hedging Obligations that constitute First Priority Claims.

1.29         “Noteholders” shall mean holders of the Notes at any time and from time to time and their respective successors and assigns (including any other creditor or group of creditors that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Second Lien Obligations under the Indenture Documents at any time from time to time (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise)).

1.30         “Notes” shall mean the Issuer’s 7.500% Senior Secured Notes due 2028, issued pursuant to the Indenture, as the same may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated in accordance with the terms of this Intercreditor Agreement (in each case, whether or not upon termination and whether with the original holders, institutional investors or otherwise).

1.31         “Notes Guarantees” shall mean, collectively, the guarantees of the Obligors (other than the Issuer) under the Notes and the Indenture.

1.32         “Notes Secured Parties” shall mean, collectively, the Second Lien Agent, the Trustee and the holders of the Notes, and their successors and assigns.

1.33         “Obligors” shall mean, individually and collectively, any Person liable on or in respect of the Second Lien Obligations or the First Lien Obligations, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

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1.34         “Official Body” shall mean any national, Federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

1.35         “Order of Payment” shall mean, in connection with the application, payment or distribution of proceeds of any Collateral pursuant to all applicable terms hereof (including, without limitation, any proceeds of any Collateral pursuant to any Enforcement Action, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such Enforcement Action or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency Proceeding with respect to Borrower or any other Obligor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of Borrower or any other Obligor), the following order for such application: (i) first, ratably to pay all First Lien Obligations in such order as specified in the relevant First Lien Loan Agreements until all First Lien Obligations have been paid in full in cash (including amounts paid to be held by First Lien Agent and/or the First Lien Lenders as cash collateral in such amounts as First Lien Agent determines is reasonably necessary to secure the First Lien Lenders in connection with (x) any issued and outstanding letters of credit under the First Lien Credit Agreement but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit constituting First Lien Obligations, and (y) any Hedging Obligations and Banking Services Obligations); (ii) second, ratably to pay any obligations in respect of any expense reimbursements and indemnities then due and payable to Trustee and Second Lien Agent in respect of the Second Lien Obligations, until paid in full; (iii) third, ratably to pay interest and fees due and payable in respect of the Second Lien Obligations, until paid in full; (iv) fourth, ratably to pay principal and premium, if any, of the Second Lien Obligations, until paid in full; (v) fifth, to the ratable payment of all other obligations, liabilities and indebtedness in respect of the First Lien Loan Agreements and the Obligations (as defined in the First Lien Credit Agreement) then due and payable; and (vi) sixth, to the ratable payment of all other obligations, liabilities and indebtedness in respect of the Second Lien Documents and the Second Lien Obligations then due and payable.

1.36         “Pari Passu Indebtedness” shall mean any Indebtedness (as defined in the Indenture) (other than any Indebtedness evidenced by an a Additional Note (as defined in the Indenture) or related Notes Guarantee) (1) that is permitted to be incurred under (x) Section 5.09 of the Indenture (as in effect on the date hereof) and (y) the First Lien Credit Agreement and (2) that is secured on a pari passu basis with the Notes and the Notes Guarantees, as applicable, by a Permitted Lien (as defined in the Indenture (as in effect on the date hereof)) described in clause (16) of the definition thereof; provided that (i) such Indebtedness is so designated as Pari Passu Indebtedness in an officers’ certificate delivered to the First Lien Agent and the Second Lien Agent and (ii) an authorized representative of the holders of such Indebtedness shall have executed and delivered a Supplement and an Accession Agreement.

1.37         “Pari Passu Indebtedness Secured Parties” shall mean, collectively, the agent, the trustee or other representative, if any (and their respective successors and assigns), and the holders of Pari Passu Indebtedness identified in a Supplement and an Accession Agreement.

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1.38         “Pari Passu Payment Lien Documents” shall mean any loan agreement, indenture or other instrument that evidences or governs any Pari Passu Indebtedness and all other related documents identified in a Supplement and an Accession Agreement.

1.39         “Pari Passu Payment Lien Obligations” shall mean all obligations (including interest that accrues after the commencement of an insolvency or bankruptcy case, regardless of whether such interest is an allowed claim under such case) outstanding under the Pari Passu Payment Lien Documents.

1.40         “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.41         “Release Event” shall mean (i) prior to the occurrence of an Insolvency Proceeding by or against Borrower or any other Obligor, upon the occurrence and during the continuance of an Event of Default under the First Lien Loan Agreements, the taking of any Enforcement Action with respect to all or any portion of the Collateral or (ii) after the occurrence of an Insolvency Proceeding by or against Borrower or any other Obligor, the taking of any Enforcement Action described in clauses (a) and (b) of the definition of such term by any Creditor or the entry of an order of a Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law, vacating the automatic stay and authorizing any Creditor to take any Enforcement Action.

1.42         “Required Lenders” shall mean the “Required Lenders” or any similar term as defined in the First Lien Credit Agreement.

1.43         “Second Lien Agent” shall mean TMI Trust Company, in its capacity as collateral agent for itself and the other Second Lien Creditors under the Indenture, and its successors and assigns and each other Person acting in a similar capacity under any Indenture and each Accession Agreement and related Supplement.

1.44         “Second Lien Creditors” shall mean, collectively, the Notes Secured Parties and the Pari Passu Indebtedness Secured Parties.

1.45         “Second Lien Default” shall mean a Default under the Indenture or any Pari Passu Payment Lien Document.

1.46         “Second Lien Documents” shall mean, collectively, the Indenture Documents and the Pari Passu Payment Lien Documents, if any.

1.47         “Second Lien Obligations” shall mean, collectively, the Indenture Obligations and the Pari Passu Payment Lien Obligations.

1.48         “Standstill Period” shall have the meaning specified in Section 2.10 hereof.

1.49         “Supplement” shall have the meaning specified in Section 4.6 hereof.

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1.50         “Swap Termination Value” shall mean, as of any date of determination, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark to market value for such Hedging Transaction, as determined pursuant to the terms of the documents governing such Hedging Transaction, or if none is specified, then based upon one or more readily available quotations provided by a dealer in Hedging Transactions (which may include First Lien Agent or any First Lien Lender) .

1.51         “Trustee” shall mean TMI Trust Company, in its capacity as Trustee under the Indenture and its successors and assigns including each other Person acting in a similar capacity under any Indenture.

1.52         “UCC” shall mean the Uniform Commercial Code, as amended and in effect in any applicable jurisdiction.

1.53         “U.S. Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, any successor statute.

1.54         All terms defined in the UCC as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2.     PAYMENTS; SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1  First Lien Agent and the First Lien Lenders hereby acknowledge that Second Lien Agent, for its own benefit and for the benefit of the other Second Lien Creditors, has been granted Liens upon all of the Collateral pursuant to the Second Lien Documents to secure the Second Lien Obligations. Second Lien Agent on behalf of itself and the other Second Lien Creditors hereby acknowledges that First Lien Agent, for the benefit of the First Lien Lenders, has been granted Liens upon all of the Collateral pursuant to the First Lien Loan Agreements to secure the First Lien Obligations.

2.2  (a) Notwithstanding the date, order or time of attachment, or the date, order, time or manner of perfection, or the date, order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements and notwithstanding any provision of the UCC or any other applicable law or any other circumstance whatsoever (including any non-perfection or non-validity or unenforceability of any Lien purporting to secure the First Lien Obligations or the Second Lien Obligations), any Lien securing First Lien Obligations now or hereafter held by or on behalf First Lien Agent or First Lien Lender or any agent or trustee therefore, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, will have priority over and be senior in all respects to the Liens securing the Second Lien Obligations (and the Liens securing the Second Lien Obligations will be junior and subordinate to the Liens securing the First Lien Obligations). All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all

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purposes, whether or not such Lien securing any First Lien Obligations are subordinated to any Lien securing any other obligation of any Obligor or any other Person. The parties hereto acknowledge and agree that it is their intent that the First Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second Lien Obligations (and the security therefor).

(b)   Each of First Lien Agent, for itself and on behalf of the other First Lien Lenders, and Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Lien in the Collateral of First Lien Agent or Second Lien Agent, as the case may be; provided that nothing in this Intercreditor Agreement shall be construed to prevent or impair the rights of First Lien Agent or any other First Lien Lender to enforce this Intercreditor Agreement.

(c)   The parties hereto agree that, so long as the First Lien Obligations have not been paid in full in cash, none of Borrower nor any other Obligor shall, nor shall any such Person permit any of its subsidiaries to, (i) unless waived in writing by First Lien Agent, grant or permit any additional Liens on any asset to secure the Second Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (ii) unless waived in writing by Second Lien Agent or otherwise permitted by the Indenture, grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Intercreditor Agreement. To the extent that the provisions of this paragraph (c) are not complied with for any reason, without limiting any other right or remedy available to First Lien Agent or the other First Lien Lenders or the Second Lien Creditors, Second Lien Agent agrees, for itself and on behalf of the other Second Lien Creditors, that any amounts received by or distributed to any Second Lien Creditors pursuant to or as a result of any Lien granted in contravention of this Section 2.2(c) shall be subject to Section 2.4 hereof.

(d)   The parties hereto acknowledge and agree that it is their intention that the Collateral securing the First Lien Obligations and the Second Lien Obligations be identical. In furtherance of the foregoing, the parties hereto agree:

(i)    to cooperate in good faith in order to determine, upon any reasonable request by First Lien Agent or Second Lien Agent, the specific assets included in the Collateral, the steps required to be taken to perfect the Liens of First Lien Agent or Second Lien Agent thereon and the identity of the respective parties obligated under the First Lien Loan Agreements and the Second Lien Documents in respect of the First Lien Obligations and the Second Lien Obligations, respectively;

(ii)  that, except to the extent otherwise agreed to by First Lien Agent, the documents, agreements and instruments creating or evidencing the Collateral securing the Second Lien Obligations and the Liens of Second Lien Agent shall be in all respects in the same form as the documents, agreements and instruments creating or evidencing the Collateral securing the First Lien Obligations and the Liens of First Lien Agent, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the secured

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parties that are parties thereto or secured thereby and other matters contemplated by this Intercreditor Agreement; and

(iii)          that it will not obtain “control” (as defined in the UCC in effect in the State of New York) of any deposit account or securities account maintained by Borrower or any other Obligor (other than a deposit account maintained with First Lien Agent) or file any UCC financing statement against Borrower or any other Obligor after the date hereof without giving Second Lien Agent or First Lien Agent, as the case may be, prior written notice of its intention to do so.

2.3  The priorities of the Liens provided in Section 2.2 hereof shall not be altered or otherwise affected by (a) any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the First Lien Obligations or the Second Lien Obligations, nor (b) any action or inaction which any of the Creditors may take or fail to take in respect of the Collateral.

2.4  Subject to Section 2.2 hereof and Section 2.9 hereof, prior to the payment in full in cash of the First Lien Obligations, all Collateral and all proceeds of the Collateral received by the Second Lien Agent or any of the other Second Lien Creditors (including, without limitation, any proceeds of any Collateral pursuant to any Enforcement Action, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such Enforcement Action or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency Proceeding with respect to Borrower or any other Obligor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of Borrower or any other Obligor) shall be segregated from the other funds and property of Second Lien Agent or such Second Lien Creditor, as the case may be, and received and held in trust by Second Lien Agent or such Second Lien Creditor, as the case may be, as trustee, and shall be forthwith paid over, in the funds and currency received, to First Lien Agent for application to the First Lien Obligations; the foregoing turnover provision shall apply to all Collateral and all proceeds of Collateral (including all cash removed from any Obligor’s premises or accounts) received by or on behalf of Second Lien Agent or any other Second Lien Creditor in connection with any Enforcement Action taken by Second Lien Agent or any other Second Lien Creditor following the expiration of the Standstill Period notwithstanding anything to the contrary in Section 2.2 hereof. All proceeds of the Collateral received by First Lien Agent or the First Lien Lenders after the First Lien Obligations have been paid in full in cash shall be forthwith paid over, in the funds and currency received, to Second Lien Agent for application to the Second Lien Obligations (unless otherwise required by law).

2.5  The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on any Creditor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or governmental authority or any applicable law.

2.6  In the event that First Lien Agent, the First Lien Lenders, Second Lien Agent or the other Second Lien Creditors shall, in the exercise of their rights under their Agreements or otherwise, receive possession or control of any books and records of Borrower or any other Obligor which

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contain information identifying or pertaining to any Collateral in which First Lien Agent, the First Lien Lenders, Second Lien Agent or the other Second Lien Creditors (as the case may be) has been granted a Lien, such Person shall notify such other Person that they have received such books and records and shall, as promptly as practicable thereafter, make available to such other Person (at the expense of Borrower and the other Obligors) such books and records for inspection and duplication.

2.7  Subject to the terms and conditions set forth in this Intercreditor Agreement, First Lien Agent and the First Lien Lenders shall have the exclusive right to manage, perform and enforce the terms of the First Lien Loan Agreements with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral and to appoint an agent in connection with the foregoing, and to incur expenses in connection with such sale, lease or other disposition and to exercise all of the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction or other applicable law (including, without limitation, any Bankruptcy Law). In exercising rights and remedies with respect to the Collateral, First Lien Agent and the other First Lien Lender may enforce the provisions of the First Lien Loan Agreements and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their discretion. In furtherance of the foregoing, Second Lien Agent, for itself and on behalf of the Second Lien Creditors, agrees that, subject to the terms and conditions of this Intercreditor Agreement (including, without limitation, Section 2.10 hereof), neither Second Lien Agent nor any other Second Lien Creditor will (i) enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Collateral (including, without limitation, the exercise of any right of set-off or under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which Second Lien Agent or any Second Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Proceeding), (ii) contest, protest or object to any foreclosure action or proceeding brought by First Lien Agent or any other enforcement or exercise by any First Lien Lender of any rights or remedies relating to the Collateral so long as Liens of the Second Lien Creditors attach to the proceeds thereof, subject to the relative priorities provided for in this Intercreditor Agreement, or (iii) object to the forbearance by any First Lien Lender from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies. In connection with taking any Enforcement Action against the Collateral (including without limitation any public or private sale under the UCC), First Lien Agent shall give Second Lien Agent such reasonable notice of such sale as may be required under the applicable UCC; provided, however, that, subject to Section 3.5 hereof, 10 days’ notice shall be deemed in all respects to be commercially reasonable notice.

2.8  Notwithstanding anything to the contrary contained in any of the Agreements, but subject to Section 2.9 below and Section 2.10 below, prior to the time when First Lien Agent and the First Lien Lenders shall have received payment in full of all First Lien Obligations in cash, whether or not an Insolvency Proceeding has been commenced by or against Borrower or any other Obligor, during the continuance of a Release Event, only the First Lien Lenders shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of, or otherwise

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deal with, the Collateral or to take and continue any Enforcement Action with respect to the Collateral.

2.9  (a) Prior to the existence of a Release Event, upon any release, sale or disposition of Collateral permitted pursuant to the terms of the First Lien Loan Agreements and the Second Lien Documents that results in the release of the Lien of First Lien Agent and the First Lien Lenders in any Collateral, the Liens of Second Lien Agent and the other Second Lien Creditors shall be automatically and unconditionally released with no further consent or action of any Person. Second Lien Agent shall, at the expense of the Obligors, promptly execute and deliver such release documents as First Lien Agent may upon written request reasonably require in connection with any such release, sale or disposition of Collateral.

(b)   Second Lien Agent shall, at any time during the continuance of a Release Event, at the expense of the Obligors:

(i)    upon the written request of First Lien Agent with respect to the Collateral identified in such request as set forth below (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), subject to clause (ii) below, release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is to be sold or otherwise disposed of either by First Lien Agent or its agents;

(ii)  deliver such release documents as First Lien Agent may reasonably require in connection therewith; provided, that,

(A) First Lien Agent shall promptly apply any such proceeds as specified in the Order of Payment until the First Lien Obligations have been paid in full in cash,

(B) if any such sale or disposition results in a surplus after application of the proceeds in the Order of Payment to the First Lien Obligations, such surplus shall be paid to Second Lien Agent for the prompt application to the Second Lien Obligations as specified in the Order of Payment until the Second Lien Obligations have been paid in full in cash;

(C) if any surplus shall remain after the application to the Second Lien Obligations pursuant to preceding clause (B), such surplus shall be applied to the remaining obligations, liabilities and indebtedness in the Order of Payment as provided in clauses (v) and (vi) of the definition thereof; and

(D) if the closing of the sale or disposition of such Collateral is not consummated, First Lien Agent shall promptly return all release documents to the Second Lien Agent for the benefit of the Second Lien Creditors.

(c)   Second Lien Agent and the other Second Lien Creditors shall be deemed, in all cases, to have consented under the Agreements to which such Second Lien Agent and the other Second Lien Creditors are a party to such sale or other disposition of Collateral described in Sections 2.9(a) and (b) above. In furtherance of the foregoing, Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, hereby irrevocably constitutes and appoints First Lien Agent and any officer or agent of First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Second Lien Agent or

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such other Second Lien Creditor or in First Lien Agent’s own name, from time to time in First Lien Agent’s discretion, for the purpose of carrying out the terms of this clause (c) and clauses (b)(i) and (ii) above, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such clauses, including any endorsements or other instruments of transfer or release.

2.10         Except as specifically provided in Section 2.11 below, notwithstanding any rights or remedies available to Second Lien Agent or the other Second Lien Creditors under any of the Second Lien Documents, applicable law or otherwise, prior to the time that First Lien Agent and the First Lien Lenders shall have received the payment in full of all First Lien Obligations in cash, neither Second Lien Agent nor any of the other Second Lien Creditors shall, directly or indirectly, take any Enforcement Action with respect to any of the Collateral; provided, however, commencing on the 151st day after receipt by First Lien Agent of Second Lien Agent’s written declaration of a Second Lien Default which constitutes an “Event of Default” and written demand by Second Lien Agent to Issuer for the accelerated payment of all Second Lien Obligations (unless Issuer or any other Obligor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding) (the “Standstill Period”), then Second Lien Agent or the other Second Lien Creditors may take action to enforce their Liens on the Collateral, but only so long as First Lien Agent and/or the First Lien Lenders are not pursuing in a commercially reasonable manner the exercise of their enforcement rights or remedies against, or diligently attempting to vacate (in a commercially reasonable manner) any stay of enforcement of their Liens on, all or a material portion of the Collateral (including, without limitation, commencement of any action to foreclose its Liens on all or any material portion of the Collateral, notification of account debtors to make payments to First Lien Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral) and with any determination of which Collateral to proceed against, and in what order, to be made by First Lien Agent or such First Lien Lenders in their reasonable judgment); provided further that (x) any Collateral or any proceeds of Collateral received by Second Lien Agent or such other Second Lien Creditor, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with the Order of Payment and (y) First Lien Agent or any other First Lien Lenders may at any time take over such enforcement proceedings from Second Lien Agent or the other Second Lien Creditors so long as First Lien Agent or such the First Lien Lenders, as the case may be, pursue enforcement proceedings with respect to all or a material portion of the Collateral in a commercially reasonable manner, with any determination of which Collateral to proceed against, and in what order, to be made by First Lien Agent or such First Lien Lenders in their reasonable judgment, and provided further that Second Lien Agent or the other Second Lien Creditors, as the case may be, shall only be able to recoup (from amounts realized by First Lien Agent or any First Lien Lender(s) in any enforcement proceeding with respect to the Collateral (whether initiated by First Lien Agent or First Lien Lender(s) or taken over by them as contemplated above) any expenses incurred by them in accordance with the priorities set forth in the Order of Payment. In any sale or other disposition of any of the Collateral by Second Lien Agent and/or the other Second Lien Creditors, Second Lien Agent and/or the other Second Lien Creditors shall conduct such sale or disposition in a commercially reasonable manner. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all rights and

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remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.

2.11         Section 2.10 above shall not be construed to in any way limit or impair the right of: (a) any First Lien Lender to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Creditor, (b) any Second Lien Creditor to cash bid for or purchase for cash Collateral, in an amount sufficient to pay the First Lien Obligations in full, at any private or judicial foreclosure upon such Collateral initiated by any other Creditor, (c) to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Lien Agent, so long as it does not delay or interfere in any material respect with the exercise by First Lien Agent or the First Lien Lenders of their rights as provided in this Intercreditor Agreement, and (d) the Second Lien Creditors’ right to receive any remaining proceeds of Collateral after satisfaction and payment in full in cash of all First Lien Obligations.

2.12         If the First Lien Lenders should honor a request by Borrower for a loan, advance or other financial accommodation under the First Lien Loan Agreements, whether or not the First Lien Lenders have knowledge that the honoring of such request would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default under the Second Lien Documents, in no event shall First Lien Agent or the First Lien Lenders have any liability to Second Lien Agent or the other Second Lien Creditors as a result of such breach, and without limiting the generality of the foregoing, Second Lien Agent and the other Second Lien Creditors agree that neither First Lien Agent nor the First Lien Lenders shall have any liability for tortious interference with contractual relations or for inducement by First Lien Agent or the First Lien Lenders of Borrower to breach of contract or otherwise, provided, that, the First Lien Lenders agree that the aggregate principal amount of the First Lien Obligations outstanding at any one time (but not interest, costs, expenses or other charges payable by Borrower or any other Obligor to First Lien Agent and/or the First Lien Lenders or charged by First Lien Agent and/or the First Lien Lenders to any loan account of Borrower or any other Obligor maintained by First Lien Agent and/or the First Lien Lenders pursuant to the terms of the First Lien Credit Agreement) shall not exceed the Maximum First Lien Obligations. Nothing contained in this Section 2.12 shall limit or waive any right that Second Lien Agent or the other Second Lien Creditors have to enforce any of the provisions (other than with respect to the matters covered by this Intercreditor Agreement) of the Second Lien Documents against Borrower or any other Obligor.

2.13         (a) First Lien Agent and the First Lien Lenders shall not:

(i)    make any amendment to the maturity date of any portion of the First Lien Obligations under the First Lien Credit Agreement to a date later than the latest maturity date of any portion of the Second Lien Obligations as extended from time to time pursuant to the terms of the Second Lien Documents; or

(ii)  add to the Collateral securing the First Lien Obligations except as permitted by this Intercreditor Agreement.

(b)   Second Lien Agent and the other Second Lien Creditors shall not agree to:

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(i)    make any amendment of the Second Lien Documents that would shorten the due dates of any principal or interest payments of the Second Lien Obligations;

(ii)  make any amendment of the Second Lien Documents to the extent such amendment adds or modifies any representation, warranty, or covenant under the Second Lien Documents to be more restrictive on Borrower, any other Obligor or any of their respective subsidiaries, or adds or modifies any default or event of default under the Second Lien Documents to be more restrictive on Borrower, any other Obligor or any of their respective Subsidiaries; further, in no event shall any financial covenant maintenance tests (whether stated as a covenant, a default or otherwise) be added to the Second Lien Documents;

(iii)  increase the interest rate under the Second Lien Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate or interest paid-in-kind); or

(iv) add to the Collateral securing the Second Lien Obligations except as permitted by this Intercreditor Agreement.

(c)   In the event First Lien Agent or the First Lien Lenders and the relevant Obligor(s) enter into any amendment, waiver or consent in respect of any of the First Lien Loan Agreements that are security or collateral documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any such First Lien Loan Agreement or changing in any manner the rights of First Lien Agent, the First Lien Lenders, Borrower or any other Obligor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Second Lien Documents without the consent of Second Lien Agent or the other Second Lien Creditors and without any action by Second Lien Agent, Borrower or any other Obligor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Lien Documents, except to the extent that a release of such Lien is permitted by this Intercreditor Agreement or the Second Lien Documents, (ii) adversely affecting the rights or duties of Second Lien Agent without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second Lien Documents or Section 4.5 hereof and (B) notice of such amendment, waiver or consent shall have been given to Second Lien Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

2.14         Each Creditor shall give to the other Creditors concurrently with the giving thereof to Borrower or Issuer, as the case may be, (i) a copy of any written notice by such Creditor of an event of default under its respective Agreements with Borrower or Issuer, as the case may be, or written notice of demand of payment from Borrower or Issuer, as the case may be, and (ii) a copy of any written notice sent by such Creditor to Borrower or Issuer, as the case may be, at any time a Default under such Creditor’s Agreements with Borrower or Issuer, as the case may be, exists stating such Creditor’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or nonjudicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided, that, the failure of any party to give notice as required hereby shall not affect the relative priorities of Creditor’s respective Liens as provided herein or the validity or effectiveness of any such notice as against Borrower or any other Obligor. Second Lien

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Agent shall provide a copy of any notice received pursuant to this Section to the Noteholders in accordance with its obligations under the Indenture.

2.15         In the event that any Second Lien Default shall have occurred solely as a result of a First Lien Default, and if such First Lien Default shall have been cured by Borrower or any other Obligor or waived by First Lien Agent or the First Lien Lenders (as applicable), then (i) such Second Lien Default shall be deemed to be automatically cured by Borrower or such other Obligor or waived by Second Lien Agent and the other Second Lien Creditors, as the case may be, and (ii) and any period under Section 2.10 hereof commenced and then existence shall terminate for all purposes hereunder and Second Lien Agent and the other Second Lien Creditors shall cease any remedial actions commenced and then continuing in connection with such Second Lien Default.

3.     SECOND LIEN CREDITOR PURCHASE OPTION

3.1  Following the occurrence of (i) written notice by First Lien Agent or the First Lien Lenders of their intent to accelerate the payment of the First Lien Obligations or to commence any Enforcement Action with respect to any Collateral (or acceleration or the actual commencement of any such Enforcement Action), (ii) the commencement of any Insolvency Proceeding, or (iii) a payment default under the First Lien Loan Agreements which has not been cured or waived by the applicable creditors within 30 days after the occurrence thereof, any Second Lien Creditor shall have the option at any time within 90 days after such occurrence upon five (5) business days’ prior written notice from Second Lien Agent (on behalf of any such Second Lien Creditors) to First Lien Agent to purchase all (but not less than all) of the First Lien Obligations (including any unfunded commitments thereunder and participations in letters of credit) from the First Lien Lenders. Such notice from Second Lien Agent (on behalf of any such Second Lien Creditors) to First Lien Agent shall be irrevocable. In order to effectuate the foregoing, First Lien Agent shall estimate, upon the written request of Second Lien Creditors upon the exercise of such election, the amount in cash that would be necessary to so purchase such First Lien Obligations (assuming the date of the purchase is the date the election was made). The First Lien Obligations shall be purchased among the Second Lien Creditors (other than the Trustee and the Second Lien Agent) giving notice to Second Lien Agent of their intent (which notice shall be irrevocable) to exercise the purchase option hereunder based on the amounts specified therein.

3.2  On the date specified by Second Lien Creditors in such notice (which shall not be less than five (5) business days, nor more than thirty (30) days, after the receipt by First Lien Agent of the notice from Second Lien Agent of certain Second Lien Creditors election to exercise such option), the First Lien Lenders shall sell to such Second Lien Creditors electing to purchase, and the Second Lien Creditors electing to purchase shall purchase from the First Lien Lenders, the First Lien Obligations all in accordance with the terms and conditions to be agreed upon directly among the First Lien Agent and such Second Lien Creditors that have elected to purchase the First Lien Obligations .. The First Lien Lenders hereby represent and warrant that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

3.3  Upon the date of such purchase and sale, the Second Lien Creditors exercising the purchase option in this Section 3 shall (i) pay to the First Lien Lenders as the purchase price therefor the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, premium, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but

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excluding any early termination fee payable pursuant to the First Lien Credit Agreement, which amount may be different from the estimate calculated in Section 3.1 above), (ii) furnish cash collateral or back-stop letters of credit to the First Lien Lenders in such amounts as the First Lien Lenders determine is reasonably necessary to secure the First Lien Lenders in connection with (A) any issued and outstanding letters of credit constituting First Lien Obligations provided by First Lien Agent or the First Lien Lenders (or letters of credit that First Lien Agent or the First Lien Lenders have arranged to be provided by third parties pursuant to the financing arrangements of the First Lien Lenders with Borrower or any other Obligor constituting First Lien Obligations) to Borrower or any other Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), and (B) Hedging Obligations and Banking Services Obligations in an amount not to exceed 100% of the Swap Termination Value or Banking Services Obligations, as applicable, and (iii) agree to reimburse First Lien Agent and the First Lien Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit constituting First Lien Obligations as described above and any checks or other payments provisionally credited to the First Lien Obligations, and/or as to which First Lien Agent or the First Lien Lenders have not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent (on behalf of the First Lien Lenders) as First Lien Agent may designate in writing to such Second Lien Creditors for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by such Second Lien Creditors to the bank account designated by First Lien Agent are received in such bank account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such business day if the amounts so paid by such Second Lien Creditors to the bank account designated by First Lien Agent are received in such bank account later than 12:00 Noon, New York City time.

3.4  Such purchase shall be expressly made without representation or warranty of any kind by the First Lien Lenders as to the First Lien Obligations or otherwise and without recourse to the First Lien Lenders, except that the First Lien Lenders shall represent and warrant: (i) the amount of the First Lien Obligations being purchased, (ii) that the First Lien Lenders own the First Lien Obligations free and clear of any Liens or encumbrances and (iii) the First Lien Lenders have the right to assign the First Lien Obligations and the assignment is duly authorized. All purchase or assignment documentation (including any cash collateral arrangements and back-stop letters of credit) in connection with the exercise of the Second Lien Creditors rights under this Section 3 shall be in form and substance reasonably satisfactory to First Lien Agent.

3.5  In the event that any one or more of the Second Lien Creditors exercises the purchase option set forth in this Section 3, First Lien Agent shall take such action with respect to the Collateral (including in an Insolvency Proceeding) as may be reasonably requested in good faith and in writing by such Second Lien Creditors until the closing of such purchase. Notwithstanding anything to the contrary provided herein, the First Lien Lenders may take any Enforcement Actions they deem reasonable unless and until the Second Lien Creditors have notified First Lien Agent of their irrevocable option to purchase the First Lien Obligations.

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4.     MISCELLANEOUS

4.1  Representations.

(a)   Second Lien Agent on behalf of itself and each other Second Lien Creditor represents and warrants to First Lien Agent and the First Lien Lenders that the execution, delivery and performance of this Intercreditor Agreement by Second Lien Agent on behalf of the other Second Lien Creditors are within the powers of Second Lien Agent and have been duly authorized by Second Lien Agent pursuant to the terms of the Indenture and all other Second Lien Documents.

(b)   First Lien Agent on behalf of itself and each other First Lien Lender represents and warrants to Second Lien Agent and the other Second Lien Creditors that the execution, delivery and performance of this Intercreditor Agreement by First Lien Agent on behalf of the First Lien Lenders are within the powers of First Lien Agent and have been duly authorized by First Lien Agent pursuant to the terms of the First Lien Credit Agreement.

(c)   Second Lien Agent and First Lien Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Loan Agreement or any other Second Lien Document. Except as otherwise provided in this Intercreditor Agreement First Lien Agent will be entitled to manage and supervise its extensions of credit to any Obligor in accordance with law and their usual practices, modified from time to time as it deems appropriate.

4.2  Amendments. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by First Lien Agent and Second Lien Agent.

4.3  Successors and Assigns.

(a)   This Intercreditor Agreement is a continuing agreement and shall (i) remain in full force and effect until the earlier of (A) repayment in full in cash of all First Lien Obligations (but, for this purpose, determined without giving effect to the proviso to the first sentence of the definition of “First Lien Obligations” contained herein) or (B) the repayment in full of all Second Lien Obligations, (ii) be binding upon the parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Creditor may assign or otherwise transfer all or any portion of the First Lien Obligations or the Second Lien Obligations, as applicable, to any other Person in the manner contemplated in the First Lien Loan Agreements and the Second Lien Documents, and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to such person herein or otherwise. In addition and without limiting the generality of the foregoing, if at any time in connection with or after the payment in full in cash of the First Lien Obligations and the termination of the loan commitments under the First Lien Loan Agreements, any of the Obligors enters into any Credit Facilities (as defined in the Indenture) constituting First Priority Claims (whether upon or after termination of the previous First Lien Obligations and whether with the original lenders, institutional investors

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or otherwise, including through the issuance of debt securities) secured by all or a portion of the Collateral on a first-priority basis, then (i) no such prior payment in full in cash of the First Lien Obligations shall be deemed to have occurred for all purposes of this Intercreditor Agreement, the First Lien Credit Agreement and the Second Lien Documents and (ii) for all purposes of this Intercreditor Agreement, including for purposes of the Lien priority and rights in respect of the Collateral (or such portion thereof) set forth herein, the credit agreement or other principal document in respect of such new Credit Facilities (as defined in the Indenture) shall become and be deemed designated the “First Lien Credit Agreement”, (iii) the administrative agent, trustee or similar representative (or, if no such entity exists, the lender or investor) under such new First Lien Credit Agreement shall become and be deemed designated the “First Lien Agent”, (iv) the lenders, Cash Management Creditors, Hedging Creditors and other creditors under such new First Lien Credit Agreement shall become and be deemed designated the “First Lien Lenders” and (v) the obligations under such new First Lien Credit Agreement and the associated First Lien Loan Agreements shall automatically be treated as First Lien Obligations.

(b)   To the extent provided in their respective Agreements, each of the Creditors reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the First Lien Obligations or the Second Lien Obligations, as the case may be; provided, that, no Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the First Lien Obligations or the Second Lien Obligations, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Creditor with which it is a participant and any sale of a participation in the First Lien Obligations shall be expressly made subject to the provisions of this Intercreditor Agreement (including, without limitation, Section 3).

(c)   This Intercreditor Agreement is the Intercreditor Agreement referred to in the Second Lien Documents and the First Lien Loan Agreements. If this Intercreditor Agreement or all or any portion of any party’s rights or obligations hereunder are assigned or otherwise transferred to any other Person or if the First Lien Loan Agreements or the Second Lien Documents are otherwise refinanced or replaced with another Person, both such other Person and the other existing parties shall execute and deliver an agreement containing terms substantially identical to those contained in this Intercreditor Agreement.

4.4  Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against Borrower or any other Obligor under any Bankruptcy Law or in any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to Borrower or any other Obligor shall be deemed to apply to the trustee (or similar Person) for Borrower or any other Obligor and Borrower or any other Obligor as debtor-in-possession (or any other similar designation). The relative rights of the First Lien Lenders and the Second Lien Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Borrower or any other Obligor as debtor-in-possession (or any other similar designation). Without limiting the generality of the foregoing, this Intercreditor Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law,

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and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

4.5  Bankruptcy Financing and Other Matters.

(a)   If Borrower or any other Obligor shall become subject to a case under the U.S. Bankruptcy Code or any other Bankruptcy Law and if as debtor(s)-in-possession move for approval of financing (a “DIP Financing”) to be provided in good faith by one or more lenders (the “DIP Lender”) under Section 364 of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law, or the use of cash collateral with the consent of First Lien Agent or the Required Lenders under Section 363 of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law, Second Lien Agent and the other Second Lien Creditors agree that no objection nor any request for adequate protection or any other relief in connection therewith (except as otherwise permitted below) will be raised by Second Lien Agent or the other Second Lien Creditors to any such financing or use of cash collateral (nor will Second Lien Agent or any Second Lien Creditor join with or support any third Person opposing, objecting to or contesting any such financing or use of cash collateral) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such financing, the Liens of Second Lien Agent and the other Second Lien Creditors on the Collateral shall be deemed to be subordinated without any further action on the part of any Person, to the Liens securing such financing (and all obligations relating thereto), and the Liens securing the Second Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First Lien Obligations as if such financing had not occurred, so long as (i) First Lien Agent or the Required Lenders do not oppose or object to such use of cash collateral or such financing, (ii) Second Lien Agent and the other Second Lien Creditors retain (solely as adequate protection (or its equivalent) for the interests of the Second Lien Creditors) a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) which will be subordinated to the Liens securing such financing (and all obligations relating thereto), and such Lien shall have the same priority with respect to the Collateral relative to the Liens securing the First Lien Obligations as if such financing had not occurred, (iii) if First Lien Agent and the other First Lien Lenders receive a replacement Lien on post-petition assets of any Obligor, Second Lien Agent and the other Second Lien Creditors may request a replacement Lien on the same post-petition assets which will be subordinated to the Liens securing such financing (and all obligations relating thereto), and such Lien shall have the same priority with respect to the Collateral relative to the Liens securing the First Lien Obligations as if such financing had not occurred, (iv) the aggregate principal amount of loans and letter of credit accommodations, Hedging Obligations and Banking Services Obligations outstanding under such post-petition financing, together with the aggregate principal amount of the pre-petition First Lien Obligations, shall not exceed an amount equal to the Maximum First Lien Obligations, and (v) Second Lien Agent and the other Second Lien Creditors may oppose or object to such use of cash collateral or such financing on the same basis as an unsecured creditor, so long as such opposition or objection is not based on Second Lien Agent and the other Second Lien Creditors’ status as secured creditors and Second Lien Agent and the other Second Lien Creditors have acknowledged such unsecured status and that a portion of their Second Lien Obligations claim is unsecured.

(b)   Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that, in the event of any Insolvency Proceeding, neither Second Lien Agent nor the other Second Lien

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Creditors will oppose or object to any sale or other disposition of any Collateral free and clear of the Liens securing the Second Lien Obligations or other claims under Section 363 of the U.S. Bankruptcy Code, or the comparable provisions of other applicable Bankruptcy Law, if the First Lien Lenders (or the requisite percentage thereof), or a representative authorized by the First Lien Lenders, shall consent to such disposition; provided, however, that the proceeds of such disposition to be applied to the First Lien Obligations or the Second Lien Obligations are applied in accordance with the Order of Payment and Second Lien Agent, on behalf of itself and the other Second Lien Creditors, may raise any objections to any such disposition of Collateral that could be raised by any creditor of Borrower or any other Obligor whose claims were not secured by any Liens on the Collateral and such objections are not based on the Second Lien Creditors’ status as secured creditors, and Second Lien Agent and the other Second Lien Creditors have acknowledged that such objections are not being made by them as secured creditors and that a portion of their Second Lien Obligations claim is unsecured.

(c)   Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that no Second Lien Creditor shall contest, or support any other person in contesting, (i) any request by First Lien Agent or any other First Lien Lender for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by First Lien Agent or any other First Lien Lender to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Lender is granted adequate protection in the form of a Lien on additional collateral, Second Lien Agent may, for itself and on behalf of the other Second Lien Creditors, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens of First Lien Agent and the First Lien Lenders and Liens of the DIP Lender on the same basis as the other Liens of Second Lien Agent and the other Second Lien Creditors are subordinated to the Liens of First Lien Agent and the First Lien Lenders under this Intercreditor Agreement, (B) any First Lien Lender is granted adequate protection in the form of a 507(b) claim, Second Lien Agent may, for itself and on behalf of the other Second Lien Creditors, seek or request adequate protection in the form of a 507(b) claim that is junior in priority to the First Lien Lenders’ administrative claim on at least the same basis as the Liens of Second Lien Agent and the other Second Lien Creditors are subordinated to the Liens of First Lien Agent and the First Lien Lenders under this Intercreditor Agreement, or (C) any Second Lien Creditor is granted adequate protection in the form of a Lien on additional collateral, First Lien Agent shall, for itself and on behalf of the other First Lien Lenders, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Lien of the Second Lien Creditors as security for the First Lien Obligations.

(d)   Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that until the First Lien Obligations have been paid in full in cash, no Second Lien Creditor shall, without the prior written consent of First Lien Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Lien of the Second Lien Creditors.

(e)   Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, agrees that no Second Lien Creditor shall oppose or seek to challenge any claim by First Lien Agent or any other First Lien Lender for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens of the First Lien Lenders (it being understood and agreed that such value shall be determined without regard to the

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existence of the Liens of the Second Lien Creditors on the Collateral). Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Intercreditor Agreement, this Intercreditor Agreement expressly is intended to include and does include the “rule of explicitness” in that this Intercreditor Agreement expressly entitles the First Lien Lenders, and is intended to provide the First Lien Lenders with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Intercreditor Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of Borrower or any other Obligor under Section 502(b)(2) or Section 506(b) of the U.S. Bankruptcy Code or under any other provision of the U.S. Bankruptcy Code or the comparable provisions of other applicable Bankruptcy Law.

(f)    Second Lien Agent, for itself and on behalf of the other Second Lien Creditors, waives any claim any Second Lien Creditor may hereafter have against any First Lien Lender arising out of (i) the election by any First Lien Lender of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code or the comparable provisions of other applicable Bankruptcy Law, or (ii) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency Proceeding so long as such action is otherwise permitted under this Intercreditor Agreement.

(g)   Each of First Lien Agent, on behalf of the First Lien Lenders, and Second Lien Agent, on behalf of the Second Lien Creditors, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding

(h)   Nothing contained herein shall prohibit or in any way limit First Lien Agent or any First Lien Lender from objecting on any basis in any Insolvency Proceeding or otherwise to any action taken by Second Lien Agent or any other Second Lien Creditor, including the seeking by Second Lien Agent or any other Second Lien Creditor of adequate protection or the assertion by Second Lien Agent or any other Second Lien Creditors of any of its rights and remedies under the Second Lien Documents or otherwise, except to the extent explicitly permitted hereunder.

(i)    If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(j)    If First Lien Agent or any First Lien Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Borrower or any other Obligor any amount (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and First Lien Agent and the First Lien Lenders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Intercreditor Agreement shall have been terminated prior to such Recovery, this Intercreditor Agreement shall be reinstated in full

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force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by Second Lien Agent or any Second Lien Creditor on account of the Second Lien Obligations after the termination of this Intercreditor Agreement shall, in the event of a reinstatement of this Intercreditor Agreement pursuant to this clause (j), be held in trust for and paid over to First Lien Agent for the benefit of the First Lien Lenders, for application to the reinstated First Lien Obligations. This clause (j) shall survive termination of this Intercreditor Agreement.

4.6  Pari Passu Payment Lien Obligations. As a condition to the Issuer or any other Obligor incurring any Pari Passu Indebtedness, (i) a supplement to the Intercreditor Agreement substantially in the form of Annex A hereto (a “Supplement”) pursuant to this Section 4.6, identifying the proposed Pari Passu Indebtedness, the agent or other representative, if any, and the lenders or holders providing such Pari Passu Indebtedness and the documents in connection with such Indebtedness, shall be executed and delivered to each of the First Lien Agent and the Second Lien Agent and (ii) an authorized representative of the lenders or holders of such proposed Pari Passu Indebtedness shall enter into an Accession Agreement, pursuant to which such authorized representative shall agree to be bound by the terms and conditions of this Intercreditor Agreement and the Second Lien Documents.

4.7  Bailee for Perfection. Each Creditor hereby appoints the other Creditor as agent for the purposes of perfecting the other Creditor’s Liens in and on any of the Collateral in the possession or under the control of such Creditor or its representatives, including, without limitation, Liens on Borrower’s and the other Obligors’ deposit accounts maintained by First Lien Agent and investment property and instruments in the possession or under the control of the First Lien Agent; provided, that, the Creditor in the possession or control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing or non-controlling Creditor hereby waives and releases the other Creditor from, all claims and liabilities arising pursuant to the possessing or controlling Creditor’s role as bailee with respect to the Collateral, so long as the possessing or controlling Creditor shall use the same degree of care with respect thereto as the possessing or controlling Creditor uses for similar property pledged to the possessing or controlling Creditor as collateral for indebtedness of others to the possessing or controlling Creditor. Prior to the date on which First Lien Agent and the First Lien Lenders shall have received final payment in full in cash of all of the First Lien Obligations and the First Lien Loan Agreements have been terminated, any Collateral in the possession or under the control of Second Lien Agent or the Second Lien Creditor shall be forthwith delivered to First Lien Agent, except as otherwise may be required by applicable law or court order. After First Lien Agent and the First Lien Lenders shall have received final payment in full in cash of all of the First Lien Obligations and the loan commitments under the First Lien Loan Agreements have been terminated, First Lien Agent shall deliver (i) the remainder of the Collateral, if any in their possession to Second Lien Agent, except as may otherwise be required by applicable law or court order and (ii) a written notice prepared by Second Lien Agent (at Issuer’s expense) to each landlord that has executed a landlord’s waiver and each bailee that has executed a bailee waiver stating that Second Lien Agent is entitled to exercise the rights and take the actions set forth in such landlord’s waiver or bailee waiver.

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4.8  Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To First Lien Agent or the First Lien Lenders:

Bay Coast Bank

330 Swansea Mall Drive

Swansea, MA 02777

Telephone: (508) 675-4377

Facsimile: (508) 675-4470

Attention: Carl W. Taber

with a copy (for informational purposes only) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Telephone: (617) 570-1480

Facsimile: (617) 801-8829

Attention: E. Matson Sibble, Esq

and

To Second Lien Agent or the other Second Lien Creditors:	TMT Trust Company 1100 Abernathy Road NE, Suite 480 Atlanta, Georgia 30328 Attention: Kathy Knapp, Vice President Facsimile No.: (678) 221-5917 Telephone No.: (678) 221-5917

Either of the above Creditors may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 4.8, but such change shall not be effective until notice of such change has been received by the other Creditor.

4.9  Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

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4.10         Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

4.11         Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH CREDITOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS INTERCREDITOR AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS INTERCREDITOR AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

4.12         Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

4.13         No Third Parties Benefited. Except as expressly provided in Sections 4.2 and 4.3 hereof and consents which are deemed to have been given under Section 2.9 hereof, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

4.14         Disclosures; Non-Reliance. Each Creditor (other than the Second Lien Agent) has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Borrower and the other Obligors and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Second Lien Obligations or the First Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) Borrower’s or any other Obligors’ title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

4.15         Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the satisfaction in full of all First Lien Obligations and Second Lien Obligations and the termination of the financing arrangements between First Lien Agent, the First Lien Lenders, Second Lien Agent, the other Second Lien Creditors, Borrower and the other

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Obligors. Notwithstanding the foregoing if, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Intercreditor Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Lenders and the Second Lien Creditors provided for herein.

4.16         Lien Subordination. Except as otherwise provided in this Intercreditor Agreement, nothing in this Intercreditor Agreement shall prohibit the receipt by Second Lien Agent or any other Second Lien Creditor of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by Second Lien Agent or any other Second Lien Creditor of rights or remedies as a secured creditor or enforcement in contravention of this Intercreditor Agreement. In the event Second Lien Agent or any other Second Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Intercreditor Agreement. Nothing in this Intercreditor Agreement impairs or otherwise adversely affects any rights or remedies First Lien Agent or the other First Lien Lenders may have with respect to the Collateral.

4.17         Legend. Each of First Lien Agent on behalf of the First Lien Lenders and Second Lien Agent on behalf of the Second Lien Creditors agrees that each First Lien Loan Agreement and each Second Lien Document, as applicable, constituting a collateral or security document, shall include the following language (or language to similar effect approved by both First Lien Agent and Second Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement dated as of July 30, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bay Coast Bank, in its capacity as agent for, and acting on behalf of, the First Lien Lenders identified therein and TMI Trust Company, in its capacity as collateral agent for, and acting on behalf of, itself and the other Second Lien Creditors identified therein, at any time that the Intercreditor Agreement is in effect. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect.”

4.18         Rights as Unsecured Creditors. Notwithstanding anything to the contrary contained herein, the Second Lien Creditors may, in accordance with the Second Lien Documents and applicable law, enforce rights and exercise remedies against Borrower and any other Obligor as unsecured creditors unless any such action is otherwise expressly or impliedly inconsistent with the terms of this Intercreditor Agreement. Notwithstanding the foregoing, nothing herein shall prevent any Second Lien Creditor from raising any objection to any sale pursuant to Section 363 of the Bankruptcy Code which could be raised solely by, or on behalf of, an unsecured creditor as

27

permitted by Section 4.5(b) hereof, it being understood that the Second Lien Creditors agree that they will be deemed to have consented, pursuant to Section 363 (f)(2) of the Bankruptcy Code, to any sale supported by any of the First Lien Lenders, and no Second Lien Creditor shall raise any objection pursuant to Section 363 (f)(3) of the Bankruptcy Code to any such sale.

4.19         Conflicts. In the event of any conflict between the provisions of this Intercreditor Agreement and the provisions of any Second Lien Document or any First Lien Loan Agreement, the provisions of this Intercreditor Agreement shall govern. With respect to Second Lien Agent and the other Second Lien Creditors and the obligations of Second Lien Agent under the Second Lien Documents only, in the event of a conflict between this Intercreditor Agreement and the Second Lien Documents, the terms of the applicable Second Lien Documents shall govern and control.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

FIRST LIEN AGENT:
BAY COAST BANK, For itself as First Lien Agent and as Collateral Agent for the First Lien Lenders

By:	/s/ Carl W. Taber
Name: Carl W. Taber
Title: Executive Vice President

SECOND LIEN AGENT:
TMI TRUST COMPANY, as Collateral Agent under the Indenture, for itself and the other Second Lien Creditors

By:	/s/ Debra Schachel
Name: Debra Schachel
Title: Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Creditor holding or otherwise controlling Collateral (the “Controlling Creditor”) does so as bailee (under the UCC) for and on behalf of the other Creditors which have a Lien on such Collateral, and each Controlling Creditor is hereby authorized to and may turn over to Second Lien Agent (if First Lien Agent or any First Lien Lender is the Controlling Creditor) or to First Lien Agent (if Second Lien Agent or any Second Lien Creditor is the Controlling Creditor) any such Collateral upon request therefore, after all obligations and indebtedness of the undersigned to such Controlling Creditor shall have been fully paid and performed.

Each of the undersigned acknowledges and agrees that (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by the Second Lien Creditors under Section 2.9), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Creditors to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

CURO GROUP HOLDINGS CORP.

A SPEEDY CASH CAR TITLE LOANS, LLC

AD ASTRA RECOVERY SERVICES, INC.

ADVANCE GROUP, INC.

ATTAIN FINANCE, LLC

AVIO CREDIT, INC.

CASH COLORADO, LLC

CONCORD FINANCE, INC.

CURO COLLATERAL SUB, LLC

CURO CREDIT, LLC

CURO FINANCIAL TECHNOLOGIES CORP.

CURO INTERMEDIATE HOLDINGS CORP.

CURO MANAGEMENT LLC

ENNOBLE FINANCE, LLC

EVERGREEN FINANCIAL INVESTMENTS, INC.

FMMR INVESTMENTS, INC.

GALT VENTURES, LLC

PRINCIPAL INVESTMENTS, INC.

SC AURUM, LLC

SC TEXAS MB, INC.

SCIL, INC.

SCIL TEXAS, LLC

SPEEDY CASH

SPEEDY CASH ILLINOIS, INC.

THE MONEY STORE, L.P.

TODD CAR TITLE, INC.

TODD FINANCIAL, INC.

By:	/s/ Donald F. Gayhardt Jr.
Name: Donald F. Gayhardt Jr.
Title: Chief Executive Officer and President

ANNEX A

FORM OF SUPPLEMENT TO THE INTERCREDITOR AGREEMENT

This SUPPLEMENT TO THE INTERCREDITOR AGREEMENT (this “Supplement”) is made on ___, 20___ by and among: (i) CURO Group Holdings Corp. (the “Issuer”), (ii) [___________] (the “Obligors”) and (iii) [__________] (the “Pari Passu Lender(s)”).

Reference is hereby made to that certain Intercreditor Agreement, dated as of July 30, 2021 (the “Intercreditor Agreement”) between (i) Bay Coast Bank, in its capacity as agent for the benefit of the holders from time to time of the First Lien Obligations, including its successors and assigns from time to time (in such capacity, the “First Lien Agent”) and (ii) TMI Trust Company, in its capacity as collateral agent for the benefit of holders from time to time of the Indenture Obligations and the Pari Passu Payment Lien Obligations, including its successors and assigns from time to time (in such capacity, the “Second Lien Agent”).

WITNESSETH

WHEREAS, the Issuer and the Obligors have acknowledged and agreed to be bound by the terms and provisions of the Intercreditor Agreement; and

WHEREAS, the Issuer and the Obligors have entered into the Pari Passu Payment Lien Documents and it is a condition under the terms of the Intercreditor Agreement to the incurrence of New Indebtedness identified below that this Supplement be executed and delivered to the First Lien Agent and the Second Lien Agent.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Intercreditor Agreement. As used in this Agreement, the following terms shall have the following definitions:

“Accession Agreement” means the Accession Agreement, dated the date hereof, a copy of which is attached hereto as Exhibit B.

“Agent” means any Person acting as agent on behalf of the Pari Passu Lender(s).

“Borrowing Date” means the date on which the Pari Passu Payment Lien Documents are executed and delivered.

“New Indebtedness” means any principal and interest payable to the Pari Passu Lenders under the Pari Passu Payment Lien Documents and any other obligations arising under Pari Passu Payment Lien Documents.

“Pari Passu Payment Lien Documents” means the [______________], dated as of [_________] and any other documents executed and delivered in connection therewith.

SECTION 2. Supplement. This Supplement is supplemental to the Intercreditor Agreement and is the supplement to be delivered pursuant to Section 4.6 of the Intercreditor Agreement in connection with the New Indebtedness. The Pari Passu Lender(s) hereby agree(s) to the terms of the Intercreditor Agreement as if they were a party thereto.

SECTION 3. Pari Passu Indebtedness. The Issuer hereby confirms that the Pari Passu Lender(s), the First Lien Agent, the Second Lien Agent and any other Second Lien Creditors may conclusively rely on the representations set forth in the officer’s certificate attached hereto as Exhibit A certifying that the New Indebtedness complies with the requirements of the definition of “Pari Passu Indebtedness” under the Intercreditor Agreement. Each of the Issuer and the Obligors hereby confirm that following the execution and delivery of the Accession Agreement by all the parties thereto, the New Indebtedness identified in this Supplement shall constitute “Pari Passu Indebtedness” under the Intercreditor Agreement.

SECTION 4. Effectiveness; Ratification. This Supplement shall become effective upon the later of (a) the receipt of this Agreement by the First Lien Agent and the Second Lien Agent and (b) the Borrowing Date, and from and after the date hereof, the Pari Passu Lenders and the Agent shall constitute “Pari Passu Indebtedness Secured Parties” and “Second Lien Creditors” under the Intercreditor Agreement.

Any and all references to the “Intercreditor Agreement” in the First Lien Loan Agreements and the Second Lien Documents shall mean the Intercreditor Agreement, as supplemented hereby. Except as supplemented by this Supplement, the Intercreditor Agreement remains unmodified and in full force and effect and is hereby ratified, approved and confirmed as of the date hereof.

SECTION 5. Appointment of Collateral Agent. The Pari Passu Lender(s), by [its/their] execution and delivery hereof, authorize(s) and appoint(s) TMI Trust Company as the Second Lien Agent, and direct(s) the Second Lien Agent to enter into the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

SECTION 6. Governing Law. This Supplement shall in all respects be governed by the law of the State of New York.

SECTION 7. Third Party Beneficiary. The First Lien Lenders, the Notes Secured Parties and the other Second Lien Creditors are intended third party beneficiaries of this Supplement.

SECTION 8. Disclaimer. The First Lien Agent shall not be responsible for the validity or sufficiency of this Supplement nor of the recitals hereto. The Second Lien Agent shall not be responsible for the validity or sufficiency of this Supplement nor of the recitals hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first written above.

CURO GROUP HOLDINGS CORP., as Issuer

By:
Name:
Title:

,
as Obligor

By:
Name:
Title:

,
as Pari Passu Lender

By:
Name:
Title:

Acknowledged and Agreed:

FIRST LIEN AGENT:

BAY COAST BANK,

as First Lien Agent

By:
Name:
Title:
Date:

SECOND LIEN AGENT:

TMI TRUST COMPANY,

as Second Lien Agent

By:
Name:
Title:
Date: